Exhibit 10.1

STOCK OPTION PLAN

Schyan Exploration Inc. (the “Corporation”) hereby adopts this Stock Option Plan (the “Plan”) for Eligible Participants of the Corporation and its Subsidiaries.

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract, retain and motivate Eligible Participants, and to advance the interest of the Corporation and its Subsidiaries by affording such Eligible Participants with the opportunity through share options to acquire an increased proprietary interest in the Corporation.

ARTICLE 2

INTERPRETATION

2.1	Definitions

In this Plan, the following terms have the following meanings:

“Applicable Laws” means the requirements relating to the establishment and operation of stock option plans and the issue and/or transfer of shares under any applicable securities and other laws or any order, policy, by-law, rule or regulation of any regulatory body or stock exchange (including but not limited to the CSE) having jurisdiction or authority over the securities of the Corporation or its Subsidiaries or the Plan, in any country or jurisdiction in which Options are granted to Optionees and/or in which Optionees reside at the date of exercise of their Options;

“Blackout Period” means the blackout period of the Corporation pursuant to the Corporation’s policies during which the trading of Shares is prohibited;

“Board” means the Board of Directors of the Corporation;

“Business Day” means any day other than a Saturday or Sunday on which banks are open for business in the city of [Quincy, Florida];

“Cause” means (i) any act or omission of the Optionee which, pursuant to Applicable Laws constitutes a serious reason for termination of employment or services; or (ii) as specified in such Optionee’s employment or services agreement with the Corporation or a Subsidiary or as specified in the Option Agreement;

“Code” means the Internal Revenue Code of 1986, as amended, and regulations and other guidance thereunder;

“Control” means (a) in relation to a Person that is a corporation, the ownership, directly or indirectly, of voting shares of such Person carrying more than fifty percent (50%) of the voting rights attaching to all voting shares of such Person and which are sufficient, if exercised, to elect a majority of its board of directors, and (b) in relation to a Person that is a partnership, limited partnership, business trust or other similar Person, (x) the ownership, directly or indirectly, of voting securities of such Person carrying more than fifty percent (50%) of the voting rights attaching to all voting shares of the Person or (y) the ownership of other interests or the holding of a position (such as trustee) entitling the holder thereof to exercise control and direction over the activities of such Person;

“CSE” means the Canadian Securities Exchange, or any primary successor exchange on which the Shares are posted for trading; and

“Eligible Participant” means (subject to any Applicable Laws) a full-time or part-time employee of the Corporation or a Subsidiary, director, officer, consultant or advisor of the Corporation or a Subsidiary (for so long as such Person holds any such position, excluding any period of statutory, contractual or reasonable notice of termination of employment or deemed employment), and the Corporation and the Eligible Participant are responsible for ensuring and confirming that the Eligible Participant is a bona fide Eligible Participant;

“Eligible U.S. Employee” has the meaning given to that term in Appendix 1;

“Good Reason” means any of the following that results in the Optionee’s voluntary resignation of employment or services within 30 days of the occurrence thereof: (a) a reduction by the Corporation of at least 20% in the Optionee’s annual base salary or other annual remuneration, or (b) a breach by the Corporation of any material obligation under any employment or services agreement with an Optionee, as applicable, that remains not remedied 10 days after the Optionee provides written notice thereof to the Corporation, or (c) a change by the Corporation in the Optionee’s principal work or services location more than 100 kilometers; provided, that in no event will the Optionee be deemed to have resigned for Good Reason unless: (i) the action described in the preceding clause (a) or (c), as applicable, was performed without the consent of the Optionee; (ii) the Optionee has given written notice to the Corporation stating that he/she is invoking a “Resignation for Good Reason,” stating the specific circumstances the Optionee claims to constitute Good Reason; and (iii) the Corporation fails to reasonably cure such circumstances within 10 days following receipt of such notice;

“Incapacity” means any medical condition whatsoever (including physical or mental illness) which leads to the Optionee’s absence from his job function for a continuous period of six months without the Optionee being able to resume functions on a full time basis at the expiration of such period and which, in light of the position held by the Optionee, the Board determines would cause undue hardship to the Corporation which cannot be accommodated; and unsuccessful attempts to return to work for periods of less than 15 days shall not interrupt the calculation of such six month period;

“Incentive Stock Option” means any Option granted under the Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code;

“Insider” has the meaning ascribed thereto pursuant to applicable Canadian securities laws;

“Market Price” means the greater of the closing market price of the underlying Shares on (a) the trading day prior to the date of grant of an Option; and (b) the date of grant of the Option, or such other price as is permitted pursuant to the rules and regulations of the CSE;

“Non-Qualified Option” means any Option granted under the Plan to an Eligible U.S. Employee which is not an Incentive Stock Option;

“Option” means the right to purchase Shares granted under the Plan pursuant to the terms and conditions of an Option Agreement;

“Optionee” means an Eligible Participant who holds Options granted under the Plan pursuant to an Option Agreement;

“Option Agreement” means an agreement between the Corporation and an Eligible Participant evidencing the grant of an Option and the terms and conditions of such Option substantially in the form of Schedule 4.4 hereto;

“Option Price” means the purchase price per Optioned Share determined in accordance with Section 5.1;

“Optioned Shares” means the Shares which may be purchased by an Optionee pursuant to an Option;

“Person” means a natural person, partnership, limited partnership, limited liability partnership, a corporation, joint stock company, trust, estate, unincorporated association, joint venture or other entity or governmental entity, and pronouns have a similarly extended meaning;

“Plan” means this Stock Option Plan;

“Shareholder” means a holder of Shares;

“Shares” means the subordinate voting shares in the capital of the Corporation or, in the event of any adjustment contemplated by Section 3.2, the shares or other securities in the capital of the Corporation or other Person to which an Optionee may be entitled upon the exercise of any Options pursuant to such adjustment;

“Subsidiary” means a Person that the Corporation Controls;

“Ten Percent Shareholder” when referring to an Eligible U.S. Employee only means a U.S. Optionee who owns (or is deemed to own pursuant to Section 424(d) of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Corporation or any Subsidiary, as applicable;

“Termination Date” means the date on which an Optionee ceases to be an Eligible Participant as a result of a termination of employment or services with the Corporation or a Subsidiary for any reason, including death, Incapacity, retirement, resignation (with or without Good Reason) or Cause. For the purposes of the Plan, an Optionee’s employment with, or provision of services to, the Corporation or a Subsidiary shall be considered to have terminated, (i) in the case of death, retirement, resignation (with or without Good Reason) or Cause, effective on the last day of the Optionee’s actual and active employment with, or provision of services to, the Corporation or a Subsidiary whether such day is selected by agreement with the individual, unilaterally by the Corporation or the Subsidiary and whether with or without advance notice to the Optionee, or (ii) in the case of an Incapacity of the Optionee, the effective date of termination as specified in the written notice from the Corporation or its Subsidiary to such Optionee. For the avoidance of doubt, no period of notice or pay in lieu of notice that is given or that ought to have been given under applicable laws in respect of such termination of employment that follows or is in respect of a period after the Optionee’s last day of actual and active employment shall be considered as extending the Optionee’s period of employment for the purposes of determining his entitlement under the Plan;

“Trigger Event” means: (a) the sale by the Corporation of all or substantially all of its assets; (b) the acceptance by the Shareholders, representing in the aggregate fifty percent (50%) or more of all of the issued Shares, of any offer, whether by way of a takeover bid or otherwise, for all or any of the outstanding Shares; (c) the acquisition, by whatever means, by a person (or two or more persons who, in such acquisition, have acted jointly or in concert or intend to exercise jointly or in concert any voting rights attaching to the Shares acquired), directly or indirectly, of beneficial ownership of such number of Shares or rights to Shares, which together with such person’s then-owned Shares and rights to Shares, if any, represent (assuming the full exercise of such rights) fifty percent (50%) or more of the combined voting rights attached to the then-outstanding Shares; (d) the entering into of any agreement by the Corporation to merge, consolidate, restructure, amalgamate, initiate an arrangement or be absorbed by, into or with another corporation; (e) the passing of a resolution by the Board or Shareholders to substantially liquidate the assets of the Corporation or wind up the Corporation’s business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and the shareholdings remain substantially the same following the re-arrangement); or (f) the circumstance in which individuals who were members of the Board immediately prior to a meeting of the Shareholders involving a contest for the election of directors no longer constitute a majority of the Board following such election;

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia; and

“U.S. Optionee” has the meaning given to that term in Appendix 1.

2.2	Gender and Number

Any reference in this Plan to gender shall include all genders and words importing the singular number only shall include the plural and vice versa.

2.3	Headings

The division of the Plan into subsections and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the plan.

2.4	Schedules

The schedules and appendices to the Plan form an integral part of the Plan and any reference to the “Plan” herein shall include reference to such schedules and appendices, as applicable.

ARTICLE 3

SHARES RESERVED FOR ISSUANCE

3.1	Maximum Shares Reserved

Subject to adjustment as provided under Section 3.2, the maximum number of Shares reserved for issuance under the Plan shall not exceed 10% of the issued and outstanding Shares from time to time. Options shall not be granted under the Plan for a number of Shares in excess of the maximum number of Shares reserved for issuance. Notwithstanding the foregoing, and subject to Applicable Law, if any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of the Option that has expired or terminated shall again be available for issuance under the Plan.

3.2	Adjustment of Options

The existence of any Options does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this section would have an adverse effect on this Plan or any Option granted hereunder.

If there is a change in the outstanding Shares by reason of any stock dividend or split, recapitalization, reclassification, amalgamation, consolidation, combination or exchange of shares, or other corporate change, the Board shall make, subject where required to the prior approval of the CSE, appropriate substitution or adjustment in (a) the number or kind of Shares or other securities reserved for issuance pursuant to the Plan, and (b) the number and kind of Shares or other securities subject to unexercised Options theretofore granted and in the exercise price of such securities.

No fractional Shares shall be issued upon the exercise of an Option. If, as a result of any adjustment under this Section 3.2 an Optionee would be entitled to a fractional Share, the Optionee shall have the right to acquire only the adjusted number of full Shares rounded down to the next full Share and no payment or other adjustment shall be made with respect to the fractional Shares so disregarded.

ARTICLE 4

GRANT OF OPTIONS

4.1	Grant of Options

The Corporation may grant to any Eligible Participants designated by the Board one or more Options at an Option Price over such whole number of Optioned Shares as the Board decides.

4.2	Period for granting Options

Subject to Applicable Law, Options may be granted at any time that the Board thinks appropriate except that no Option shall be granted after the termination of the Plan or at any time when any Eligible Participant is prohibited from being granted an Option under any dealing restrictions contained in any Applicable Laws to which the Corporation and/or the Eligible Participant is subject.

4.3	Approvals and Consents

The grant of an Option will be subject to obtaining any approval or consent required under the provisions of any Applicable Laws.

4.4	Option Agreement

Each Option granted by the Board shall be evidenced by an Option Agreement between the Optionee and the Corporation substantially in the form attached as Schedule 4.4 with such amendments as are approved by the Board, or such other form as may be acceptable to the Board, which shall be subject to the terms and conditions of the Plan and to such other terms and conditions as set out in the Option Agreement as the Board may deem appropriate.

4.5	Options Personal to Optionee

An Option is personal to the Optionee to whom it is granted. Except to the extent specifically authorized by the Board or contemplated herein, an Option, part of an Option or any rights in respect of an Option may not be sold, transferred, assigned, pledged, hypothecated, charged or otherwise encumbered or disposed of. Option(s) held by an Optionee may be transmitted to the administrator, liquidator or executor of the Optionee’s estate. Options shall not be assignable or transferable by the Optionee, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Optionee.

4.6	Disclaimer of Options

An Optionee may disclaim an Option, in whole or in part, in writing to the Corporation within 30 days after the Date of Grant. No consideration will be paid for the disclaimer of an Option. To the extent that an Option is disclaimed it will be deemed never to have been granted.

4.7	Limitations on Option Grants

Notwithstanding any other provision of this Plan, unless disinterested Shareholder approval is obtained in accordance with the policies of the CSE, the aggregate number of Options:

(a)	granted to any one Eligible Participant in a 12 month period shall not exceed 5% of the issued and outstanding Shares;

(b)	granted to any one Eligible Participant that is a consultant of the Corporation or a Subsidiary in a 12 month period shall not exceed 2% of the issued and outstanding Shares;

(c)	granted to all Persons retained to provide investors relations activities in a 12 month period shall not exceed 2% of the issued and outstanding Shares;

(d)	granted to the Insiders of the Corporation as a group shall not exceed 10% percent of the issued and outstanding Shares.

ARTICLE 5

OPTION PRICE

5.1	Option Price

The Option Price per Optioned Share at the time any Option is granted shall not be lower than the greater of the closing market prices of the underlying securities on (a) the trading day prior to the date of grant of the stock options; and (b) the date of grant of the stock options, or such lower price permitted by the policies of the CSE.

ARTICLE 6

TERMS OF OPTION AGREEMENT

6.1	Option Agreement

Unless otherwise modified by the Board generally or in regard to specific Options, and subject to any Applicable Law, each Option Agreement shall have the following terms:

(a)	Subject to Article 12, the term of any Option shall not be greater than 10 years from the date of the grant;

(b)	Options shall be exercisable if vested in accordance with Section 7.1, except as otherwise provided herein or in the Option Agreement;

(c)	to the extent the right to purchase Optioned Shares has vested, Options shall be exercisable in accordance with Section 8.1, except as otherwise provided herein or in the Option Agreement;

(d)	an Option Agreement may not be assigned or transferred by any Optionee and shall be exercisable only by the Optionee, subject to Sections 9.1 (a) and 4.6, with respect to the death of an Optionee; and

(e)	the exercise of any Option will be contingent upon receipt by the Corporation of payment of the full Option Price of such Optioned Shares.

ARTICLE 7

VESTING

7.1	Vesting Specified in the Option Agreement

Except as otherwise set forth in this Plan, an Optionee’s right to purchase the Optioned Shares shall vest on such dates and only in respect of such number of Optioned Shares as specified in the relevant Option Agreement.

ARTICLE 8

EXERCISE OF OPTIONS

8.1	Exercise of Options

Options shall be exercisable at any time and from time to time as specified in the Option Agreement as to all or any lesser number of the Optioned Shares in respect of which the Optionee’s right to purchase Optioned Shares has vested.

8.2	Notice of Exercise

Options that have vested shall be exercised by written notice to the Corporation in the manner provided in Section 14.1 and in the form required by the Corporation, if any, specifying the number of Optioned Shares in respect of which such Option is then being exercised (the “Notice”) and such notice shall be accompanied by a certified cheque, bank draft, or wire transfer in respect of the then applicable Option Price per Optioned Share being exercised.

8.3	Issuance of Shares

Subject to Section 8.4, following the exercise of the Option, the Corporation shall take all actions reasonably necessary to issue such Optioned Shares to the Optionee.

8.4	Obligation to Issue Shares

The Corporation’s obligation to issue Optioned Shares to an Optionee pursuant to the exercise of an Option may be subject to:

(a)

completion of such registration or other qualifications of such Optioned Shares or obtaining approval of such governmental authority or stock exchange as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale of the Optioned Shares;

(b)	the receipt of full payment for the Optioned Shares;

(c)	the admission of such Optioned Shares to listing on any stock exchange on which the Shares may be listed or proposed to be listed; and

(d)	the receipt from the Optionee of such representations, agreements and undertakings as to future dealings in such Optioned Shares as may be necessary to comply with Applicable Laws.

ARTICLE 9

TERMINATION OF EMPLOYMENT OR SERVICE OF OPTIONEE

9.1	Termination Event

(a)

Unless otherwise provided hereunder or in the Option Agreement or as otherwise determined by the Board in its sole discretion, in the event of termination as a result of retirement, Incapacity or death of an Optionee, the Optionee (or the administrator, executor or liquidator of the Optionee’s estate):

(i)

may exercise any Options to the extent that the Options were exercisable at the Termination Date and the right to exercise such Options terminates on the earlier of: (i) in the case of Optionee’s death or Incapacity, the date that is 180 days after the Termination Date, and in the case of Optionee’s retirement, the date that is 120 days after the Termination Date; (ii) the date on which the particular Option expires pursuant to this Plan; and (iii) the date determined by the Board in the event of a Trigger Event, provided that if an Optionee (or his legal representative) does not exercise his Options on or prior to such date, such Options shall immediately expire and are cancelled on such date. Any Options held by the Optionee that were not exercisable at the Termination Date immediately expire and are cancelled on such date; and

(ii)	such Optionee’s eligibility to receive further grants of Options under the Plan ceases as of the Termination Date.

(b)

Unless otherwise provided hereunder or in the Option Agreement, or as otherwise determined by the Board in its sole discretion, in the event of termination without Cause or resignation for Good Reason (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice), then any Options held by Optionee that are exercisable at the Termination Date, continue to be exercisable by Optionee until the earlier of: (i) the date that is 30 days after the Termination Date; and (ii) the date on which the particular Option expires pursuant to this Plan; and (iii) the date determined by the Board in the event of a Trigger Event, provided that if an Optionee does not exercise his Options on or prior to such date, such Options shall immediately expire and are cancelled on such date. Any Options held by Optionee that are not exercisable at the Termination Date immediately expire and are cancelled on the Termination Date.

(c)

Unless otherwise provided hereunder or in the Option Agreement, in the event of Termination by reason of (i) Cause or (ii) resignation by Optionee, other than for Good Reason, then any Options held by the Optionee, whether or not exercisable at the Termination Date, immediately expire and are cancelled on such date or at a time as may be determined by the Board, in its sole discretion.

(d)	In no event can an Optionee’s Options be exercisable after the date that is one year after the Termination Date.

ARTICLE 10

SHAREHOLDER RIGHTS

10.1	Shareholder Rights

An Optionee shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to vote or to receive dividends or other distributions therefrom), unless and only to the extent that the Optionee shall from time to time duly exercise an Option and become a Shareholder.

ARTICLE 11

TRIGGER EVENT

11.1	Trigger Event

(a)

Notwithstanding any other provision of this Plan, in the event of an actual or potential Trigger Event, the Board may, in its discretion, without the necessity or requirement for the agreement of any Eligible Participant: (i) accelerate, conditionally or otherwise, on such terms as it sees fit, the vesting date of any Option; (ii) permit the conditional exercise of any Option, on such terms as it sees fit; (iii) otherwise amend or modify the terms of the Option, including for greater certainty permitting Eligible Participants to exercise any Option, to assist the Eligible Participants to tender the underlying Shares to, or participate in, the actual or potential Trigger Event or to obtain the advantage of holding the underlying Shares during such Trigger Event; and (iv) terminate, following the successful completion of such Trigger Event, on such terms as it sees fit, the Options not exercised prior to the successful completion of such Trigger Event. The determination of the Board in respect of any such Trigger Event shall for the purposes of this Plan be final, conclusive and binding.

(b)

Notwithstanding any other provision of this Plan, in the event that: (i) an actual or potential Trigger Event is not completed within the time specified therein; or (ii) all of the Shares subject to an Option that were tendered by an Eligible Participant in connection with an actual or potential Trigger Event are not taken up or paid for by the offeror in respect thereof, then the Board may, in its discretion, without the necessity or requirement for the agreement of any Eligible Participant, permit the Shares received upon such exercise, or in the case of subparagraph (ii) above the Shares that are not taken up and paid for, to be returned by the Eligible Participant to the Corporation and reinstated as authorized but unissued Shares and, with respect to such returned Shares, the related Options may be reinstated as if they had not been exercised and the terms for such Options becoming vested will be reinstated pursuant to this Section 11.1. If any Shares are returned to the Corporation under this Section 11.1, the Corporation will immediately refund the exercise price to the Participants for such Shares.

ARTICLE 12

BLACKOUT PERIODS

12.1	Blackout Periods

(a)

The expiration of the term of an Option will be the later of a date set out in the Option Agreement or a date after such expiration date should such date fall within or immediately after a Blackout Period, provided that:

(i)	the Blackout Period is formally self-imposed by the Corporation as a result of the bona fide existence of undisclosed material information;

(ii)

the Blackout Period must expire upon the general disclosure of the undisclosed material information and the period of time provided to exercise the Option after the lifting of the Blackout Period cannot be more than 10 Business Days;

(iii)	the foregoing extension will not be permitted where the Eligible Participant or the Corporation is subject to a cease trade order in respect of the Corporation’s securities; and

(iv)	all Eligible Participants under the Plan are eligible for the extension, under the same terms and conditions.

(b)

For certainty, if a Blackout Period is in effect, this means that the maximum term of an Option that would otherwise expire during such Blackout Period is 10 years, plus the length of the Blackout Period, plus 10 Business Days.

ARTICLE 13

AMENDMENTS

13.1	Amendments to the Plan

(a)

Subject to Section 13.1(b), the Board reserves the right to amend or modify the Plan as follows at any time if and when it is deemed advisable in its absolute discretion, without having to obtain shareholder approval, and each Optionee hereby consents to any such change. Such changes are:

(i)

minor changes of a “housekeeping nature” which includes amendments to eliminate any ambiguity or correct or supplement any provision contained herein which may be incorrect or incompatible with any other provision hereof;

(ii)

amending Options issued under the Plan, including with respect to the period for exercising options (provided that the period during which an option is exercisable does not exceed the time period set out in Section 6.1 (a) (subject to Article 12) and that such option is not held by an Insider), vesting period, exercise method and frequency, Option Price (provided that such Option is not held by an Insider) and method of determining the Option Price, assignability and transfer and effect of termination of an Optionee’s employment or provision of services or cessation of an Optionee’s directorship;

(iii)

accelerating vesting or extending the expiration date of any Option, (provided that such option is not held by an Insider), provided that the period during which an Option is exercisable does not exceed 10 years from the date the Option is granted;

(iv)	changing the terms and conditions of any financial assistance which may be provided by the Corporation to Optionees to facilitate the purchase of Optioned Shares under the Plan;

(v)	in order to enable the Corporation to consummate a Trigger Event; and

(vi)	in order to comply with any requirements of all applicable regulatory authorities or stock exchange.

(b)

Subject to Applicable Law, the following amendments to the Plan or to Options issued pursuant to the Plan shall not be made without prior approval of the CSE and approval of the Shareholders (such approval to exclude, in certain circumstances, the votes of Insiders in accordance with the rules of the CSE):

(i)	changing the class of Eligible Participants eligible to participate under the Plan;

(ii)	a reduction in the Option Price of an Option held by an Insider of the Corporation;

(iii)	an extension of the term of an Option held by an Insider of the Corporation;

(iv)	an increase in the maximum number of Shares issuable pursuant to Options granted under this Plan;

(v)	the limitations under this Plan on the number of Options that may be granted to any one Person or any category of Persons;

(vi)	the maximum term of Options; and

(vii)	amendments to this Section 13.1.

ARTICLE 14

GENERAL

14.1	Notice

Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, mailed by first class mail, postage prepaid or by facsimile and addressed to the recipient, and if to the Corporation at its principal office and if to the Optionee, at the address indicated in the Option Agreement or at the Optionee’s last known address shown in the records of the Corporation or any Subsidiary. It is the responsibility of the Optionee to advise the Corporation of any change in address, and neither the Corporation nor any Subsidiary shall have any responsibility for any failure by the Optionee to do so. Any Optionee may change his, her or its address from time to time by notice in writing to the Corporation. The Corporation shall give written notice to each Optionee of any change of the Corporation’s address. Any such notice, if mailed, shall be deemed to have been received on the fifth business day next following the date of mailing, if delivered, on the date of delivery and, if sent by facsimile, on the day following receipt of the facsimile.

14.2	Employment and Participation

Nothing contained in the Plan nor any action taken pursuant to the Plan shall confer upon any Optionee any right with respect to employment, engagement to service or in continuance of employment, engagement or service with the Corporation or any of its Subsidiaries or interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate an Optionee’s employment, engagement or service at any time or for any reason. The Plan does not give any Optionee any right to claim any benefit or compensation except to the extent specifically provided in the Plan. Nothing in the Plan or the Optionee’s opportunity to participate in the Plan shall be construed to provide the Optionee with any rights whatsoever to participate or continue to participate in the Plan, or to compensation or damages in lieu of continued participation or the right to participate in the Plan upon the Optionee ceasing to be an Eligible Participant for any reason whatsoever.

14.3	Tax Withholding

The Corporation will withhold from any amount of cash payment (including from any type of employment income or other amounts otherwise payable to an Optionee) made to an Optionee who exercises or surrenders Options an amount sufficient to satisfy all federal, provincial, state and local withholding requirements in respect of income tax, social security, or similar amounts (the “withholding requirements”).

In the case of an Option pursuant to which Shares may be delivered and if no cash withholding is performed to satisfy the withholding requirements, the Board will either require that the Optionee or other appropriate person remit to the Corporation an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any shares or removal of restrictions thereon, or may permit the Optionee or such other person to elect at such time and in such manner as the Board provides to have the Corporation hold back from the Shares to be delivered, or to deliver to the Corporation, Shares having a value calculated to satisfy the withholding requirement. The Board may make such Share withholding mandatory with respect to any Option at the time such Option is granted to an Optionee.

14.4	Termination or Suspension of the Plan

The Board at any time may suspend or terminate the Plan. An Option may not be granted under the Plan while the Plan is suspended or after it is terminated.

14.5	Administration

(a)

The Plan shall be administered by the Board, which shall be empowered to interpret the Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out the Plan. Subject to Applicable Law and certain amendments for which shareholder approval is required, as set out herein, the Board shall have the power to:

(i)	adopt rules and regulations for implementing the Plan;

(ii)

determine and designate from time to time those Persons who shall be eligible to participate in the Plan and to whom Options are to be granted, the number and type of Options to be granted to each such Optionee, the vesting conditions in connection therewith and, subject to Article 4 and Applicable Law, the Option Price;

(iii)	determine the time or times when, and the manner in which, each Option shall be exercisable and the duration of the exercise term;

(iv)	subject to Article 4 and Applicable Law, change the Option Price under an Option Agreement;

(v)

determine the other terms and conditions of Options, subject to and in accordance with the terms of this Plan. Without limiting the generality of the forgoing, the Board may adopt such rules or regulations and vary the terms of this Plan as it considers necessary to address tax or other requirements of any applicable non-Canadian jurisdiction, including Section 409A of the Code;

(vi)	interpret and construe the provisions of the Plan;

(vii)	restrict or limit the Shares and the nature of such restrictions and limitations, if any;

(viii)	accelerate the exercisability or waive the termination of any Options, based on such factors as the Board may determine;

(ix)	make exceptions to the Plan in circumstances which the Board determines;

(x)	delegate part or all of the authority, powers, discretion or obligations of the Board pursuant to this Plan to a committee of the Board; and

(xi)	take such other steps as it or they determine to be necessary or desirable to give effect to the Plan.

(b)

Any decision or determination made or action taken by the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive, and the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive.

(c)

No member of the Board or any Person acting pursuant to authority delegated by it, shall be liable for any action or determination in connection with the Plan made or taken in good faith, and each member of the Board and each such Person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Corporation.

(d)

The Board may also require that any Eligible Participant in the Plan provide certain representations, warranties and certifications to the Corporation to satisfy the requirements of Applicable Laws, including, without limitation, exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and applicable U.S. state securities laws.

14.6	No Undertaking or Representation

The Optionees, by participating in the Plan, shall be deemed to have accepted all risks associated with acquiring Shares pursuant to the Plan. The Corporation hereby informs each Optionee that the Options and the Optioned Shares are subject to Applicable Laws. The Corporation, its Subsidiaries and the Board make no undertaking, representation, warranty or guarantee as to the future value or price, or as to the continued listing on the CSE or other market, of any Shares issued in accordance with the provisions of the Plan, and shall not be liable to any Optionee for any loss whatsoever resulting from that Optionee’s participation in the Plan or as a result of the amendment, suspension or termination of the Plan or any Option.

The Optionee (including, if applicable, his legal personal representative) shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Corporation or its Subsidiaries. No assets of the Corporation or its Subsidiaries shall be held in any way as collateral security for the fulfillment of the obligations of the Corporation and/or its Subsidiaries, as applicable, under this Plan. Any and all of the Corporation’s, and if applicable Subsidiaries’, assets shall be, and remain, the general unpledged, unrestricted assets of the Corporation and such Subsidiary.

14.7	Applicable Law

This Plan and the provisions hereof shall be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia without recourse to conflict of laws rules, and the laws of Canada applicable thereto.

14.8	Other Employee Benefits

The amount or value deemed to be or received by an Optionee as a result of the exercise of an Option or as a result of the sale of a Share received or purchased upon an exercise of an Option will not constitute compensation with respect to which any other employee benefits of that Optionee are determined including, without limitation, benefits under any bonus, pension, profit-sharing, insurance and salary continuation plan, nor will it be a basis to calculate any amount of termination or severance after the Optionee’s Termination Date. In the event that the employment of the Optionee is terminated by the Corporation either with or without Cause, and with or without reasonable notice, the Optionee shall have no rights to any particular grants which have been made to him other than as set forth in the Plan or other separate written agreement with the Optionee, and the Optionee will not be entitled to recover damages nor to be paid any benefits or to recover any compensation which the Optionee would or may otherwise have been entitled to under the Plan if the Optionee had remained actively employed by the Corporation. This Plan document and the Option Agreement represent the entire agreement between the Optionee and the Corporation with respect to any and all matters described in it. Neither the Optionee nor the Corporation relies upon or regards as material, any representations or any writing that has not been incorporated into the Plan or the Option Agreement or made part of the Plan or Option Agreement.

14.9	Compliance with Applicable Law

If any provision of the Plan or any Option contravenes any Applicable Law, then such provision may in the sole discretion of the Board be amended to the extent considered necessary or desirable to bring such provision into compliance therewith.

14.10	United States Securities Laws Matters

No Options shall be granted in the United States and no Shares shall be issued in the United States upon exercise of any such Options unless such securities are registered under the U.S. Securities Act and any applicable state securities laws or an exemption from such registration is available. Any Options issued in the United States, and any Common Shares issued upon exercise thereof, will be “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act). Any certificate or instrument representing Options granted in the United States or Common Shares issued in the United States upon exercise of any such Options pursuant to an exemption from registration under the U.S. Securities Act and applicable state securities laws shall bear the following legend restricting transfer under applicable United States federal and state securities laws:

THE SECURITIES REPRESENTED HEREBY [and for Options, the following will be added: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE CORPORATION, (B) OUTSIDE THE

UNITED STATES IN COMPLIANCE WITH REGULATIONS UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN CONNECTION WITH ANY TRANSFERS PURSUANT TO (C)(1) OR (D) ABOVE, THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION, TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

14.11	Severability

If any provision of this Agreement shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

14.12	Entire Plan

This Plan constitutes the entire stock option plan for Eligible Participants of the Corporation and its Subsidiaries and supersedes any prior stock option plans for such Eligible Participants.

EXECUTED and effective as of September 21, 2018.

SCHYAN EXPLORATION INC.

Per:	/s/ Kim Rivers

Authorized Signing Officer

APPENDIX 1

SPECIAL RULES FOR ELIGIBLE U.S. EMPLOYEES

ELIGIBLE PARTICIPANTS SUBJECT TO UNITED STATES TAXATION

1.

Notwithstanding any other provision of this Plan, the following special rules and limitations are applicable to Options issued under the Plan to Eligible Participants the grant of Options to whom (or the exercise of Options by whom) is subject to taxation in the United States (referred to hereunder as “U.S. Optionees”), in order, inter alia, that all or part of such Options granted to U.S. Optionees who are employees (referred to hereunder as “Eligible U.S. Employees”) may be granted as Incentive Stock Options.

2.

The Plan and this Appendix 1 are complementary to each other and shall, with respect to Options granted to U.S. Optionees, be read and deemed as one. In the event of any contradiction, whether explicit or implied, between the provisions of this Appendix 1 and the Plan, the provisions of this Appendix 1 shall prevail with respect to Options granted to U.S. Optionees. Options may be granted under this Appendix 1 either as Incentive Stock Options or as Non-Qualified Options, subject to any applicable restrictions or limitations as provided under Applicable Law.

3.

All Incentive Stock Options issued under the Plan to an Eligible U.S. Employee are intended to comply with the requirements of Section 422 of the Code, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

4.

Each recipient of an Option hereunder who is or who becomes a U.S. Optionee is advised to consult with his personal tax advisor with respect to the tax consequences under federal, state, local and other tax laws of the receipt and/or exercise of an Option hereunder. Any and all tax consequences arising from the grant or exercise of Options, or the payment for or the transfer of exercised Shares, shall be borne solely by the U.S. Optionee. The Corporation and its Subsidiaries, if applicable, shall withhold taxes according to the requirements of Applicable Law, rules and regulations, including the withholding of taxes at source to satisfy any applicable federal, provincial, state or local tax withholding obligation and employment taxes. Without limiting the generality of the foregoing, if an Eligible U.S. Employee sells or otherwise disposes of any of the Shares acquired pursuant to an Incentive Stock Option on or before the later of:

(A)	the date two years after the date the Option is granted, or

(B)	the date one year after the transfer of such Shares to the Eligible U.S. Employee upon exercise of the Incentive Stock Option,

the Eligible U.S. Employee shall notify the Corporation in writing within 30 days after the date of any such disposition and such Option shall be treated as a Non-Qualified Option.

5.

All Options granted to U.S. Optionees under the Plan are designed so as not to constitute a deferral of compensation for purposes of Section 409A of the Code. No U.S. Optionee shall be permitted to defer the recognition of income beyond the exercise date of a Non-Qualified Option or beyond the date that the Shares received upon the exercise of an Incentive Stock Option are sold. Options may be granted to U.S. Optionees who are officers, employees, directors, consultants or advisors of the Corporation, and its Subsidiaries, if applicable, as may be designated from time to time by the Board. A U.S. Optionee who is a consultant or advisor who is a director but is not a full time employee however shall only be eligible to receive Non-Qualified Options.

6.

Subject to the provisions of Section 8 below regarding Ten Percent Shareholders, the Option Price at which an Option Share(s) may be purchased upon the exercise of an Option shall be no less than 100% of the fair market value of an Optioned Share at such time as the Option is granted (as determined under the applicable provisions of the Code). Options shall be issued to U.S. Optionees only to the extent the Shares constitute “service recipient stock” within the meaning of Section 409A of the Code.

7.

Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Option. However, notwithstanding such designation, the aggregate fair market value of the Shares (determined as of the respective date or dates of grant) for which one or more Options granted to any Eligible U.S. Employee under this Plan (or any other option plan of the Corporation or any of its Subsidiaries) may for the first time become exercisable as an Incentive Stock Option during any one (1) calendar year shall not exceed the sum of One Hundred Thousand U.S. Dollars (USD 100,000). To the extent the Eligible U.S. Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Options or portions thereof that exceed the said dollar limit shall be treated as Non-Qualified Options in accordance with Section 422(d) of the Code.

8.

If any Eligible U.S. Employee to whom an Incentive Stock Option is to be granted under this Plan is, at the time of the grant of such Option, a Ten Percent Shareholder, then the following special provisions shall apply:

(A)

the Option Price at which an Optioned Share(s) may be purchased upon the exercise of an Incentive Stock Option shall be no less 110% of the fair market value of an Optioned Share at such time as the Option is granted (as determined under the applicable provisions of the Code), and

(B)	the exercise period shall not exceed five years from the date the Option is granted.

9.

Subject to the provisions of Section 8 above regarding Ten Percent Shareholders, no Option may be granted hereunder to a U.S. Optionee following the expiry of 10 years after the date on which this Plan is adopted by the Board or the date this Plan is approved by the shareholders of the Corporation, whichever is earlier.

10.

Without derogating from the powers and authorities of the Board detailed in the Plan, and unless specifically required under Applicable Law, the Board shall also have the sole and full discretion and authority to administer the provisions of this Appendix 1 and all actions related thereto including, in addition to any powers and authorities specified in the Plan, the performance, from time to time and at any time, of either or both of the following:

(A)	deciding whether to issue Options as Incentive Stock Options or as Non-Qualified Options; and

(B)

adopting standard forms of Option Agreements to be applied with respect to U.S. Optionees, incorporating and reflecting, inter alia, relevant provisions regarding the grant of Options in accordance with this Appendix 1, and amending or modifying the terms of such standard forms from time to time.

SCHEDULE 4.4

FORM OF OPTION AGREEMENT

SCHYAN EXPLORATION INC.

STOCK OPTION PLAN

STOCK OPTION PLAN AGREEMENT

Schyan Exploration Inc. (the “Corporation”) hereby grants stock options (“Options”) to the Optionee named below (the “Optionee”) pursuant to the Corporation’s Stock Option Plan, as it may be amended and/or restated from time to time (the “Plan”), to purchase Subordinate voting Shares of the Corporation (“Shares”) as described below. The Options are subject to all of the terms and conditions of the Plan, which is attached to this Agreement and is incorporated into this Agreement by reference. All capitalized terms in this Agreement that are not defined in the Agreement have the meanings given to them in the Plan.

Name of Optionee:

Address:

Number of Options and Conditions of Grant: Option Price Per Option:	$

Date of Grant: Expiration Date: Vesting Schedule:	, 20

Exercise Procedures and Payment:	To exercise Options, the Optionee must follow the exercise procedures established by the Corporation, as described in Article 8 of the Plan. Options may be exercised only to the extent they are vested. Payment of the Option Price for the Options may be made as provided in Article 8 of the Plan. Upon exercise of the Options, the Optionee understands that the Corporation may be required to withhold taxes.

[ELIGIBLE U.S. EMPLOYEES: It is understood that the Options are intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of Shares for which incentive stock option treatment is desired within the one year period beginning on the day after the day of the transfer of such Shares to him, nor within the two year period beginning on the day after the Date of Grant of the Options. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Shares within either of these periods, he or she will notify the Corporation within 30 days after such disposition. Further, the Options must be exercised within three months after termination of employment as an employee (or 12 months in the case of death or disability) to qualify as an incentive stock option. The Optionee also agrees to provide the Corporation with any information concerning any such dispositions required by the Corporation for tax purposes. In addition, to the extent the Options and any other incentive stock options of the Optionee having an aggregate Fair Market Value in excess of $100,000 (determined as of the Date of Grant) first become exercisable in any year, such options will not qualify as incentive stock options.]

This Agreement (including the Plan, which is incorporated herein by reference) constitutes the entire agreement between the Corporation and the Optionee with respect to the Options, and supersedes all prior agreements or promises with respect to the Options. Except as provided in the Plan, this Agreement may be amended only by a written document signed by the Corporation and the Optionee. Subject to the terms of the Plan, the Corporation may assign any of its rights and obligations under this Agreement to its affiliate, and this Agreement shall be binding on, and inure to the benefit of, the successors and permitted assigns of the Corporation. Subject to the restrictions on transfer of the Options described in the Plan, this Agreement shall be binding on the Optionee’s permitted successors and assigns (including heirs, executors, administrators and legal representatives). All notices required under this Agreement or the Plan must be delivered in accordance with Section 14.1 of the Plan to the Corporation or the Optionee at their respective addresses set forth in this Agreement, or at such other address designated in writing by either of the parties to the other.

This Agreement shall be governed by and interpreted and enforced in accordance with the Applicable Laws of the Province of Ontario, without recourse to conflict of laws rules, and the Applicable Laws of Canada applicable thereto.

The Corporation has signed this Agreement effective as of the Date of Grant.

SCHYAN EXPLORATION INC.

By:

OPTIONEE’S ACCEPTANCE

I accept this Agreement and agree to the terms and conditions in this Agreement and the Plan. I acknowledge that I have received a copy of the Plan, and I understand and agree that this Agreement is not meant to interpret, extend, or change the Plan in any way, nor to represent the full terms of the Plan. If there is any discrepancy, conflict or omission between this Agreement and the provisions of the Plan as interpreted by the Corporation, the provisions of the Plan shall apply.

[ELIGIBLE U.S. EMPLOYEES: I _________am/___________ am not [check appropriate box] an Eligible U.S. Employee. “Eligible U.S. Employee” means an employee who is a citizen or a resident alien of the United States for purposes of the United States Internal Revenue Code or an employee for whom the compensation payable under the Plan is subject to United States federal income taxation under the United States Internal Revenue Code.

My U.S. Social Security Number: or Taxpayer ID Number is: __________.]

Signature:

Date: